GOOSEHEAD INSURANCE, INC. ANNOUNCES NEW $300 MILLION TERM LOAN B AND DECLARES A ONE-TIME SPECIAL DIVIDEND OF $5.91 PER SHARE

WESTLAKE, TEXAS – January 10, 2025 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced that its subsidiary, Goosehead Insurance Holdings, LLC, has closed on a $300 million term loan B and $75 million revolving credit facility. The term loan facility will bear interest at a rate of SOFR plus 3.50%. Proceeds from the new term loan agreement will be used to retire the Company’s existing $93 million term loan, pay a one-time special dividend, and other general corporate purposes. The maturation date of the new term loan facility is January 8, 2032.

Today, Goosehead announced that on January 9, 2025, Goosehead Financial, LLC declared a special distribution of $175 million payable in cash on January 31, 2025 to holders of record of LLC Units, including Goosehead, as of the close of business on January 21, 2025.  In addition, Goosehead announced today that on January 9, 2025, its board of directors declared a one-time special cash dividend of $5.91 per share of Class A common stock.  The dividend will be payable in cash on January 31, 2025 to holders of record of Class A common stock as of the close of business on January 21, 2025.  $1.22 of the special dividend will be funded by cash received by Goosehead from prior tax distributions from Goosehead Financial, LLC that are in excess of the corporate income taxes payable by Goosehead.  The remaining $4.69 of the special dividend will be funded by the cash received by Goosehead from the distribution by Goosehead Financial, LLC.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services through corporate and franchise locations throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 150 insurance companies that underwrite personal and commercial lines. For more information, please visit goosehead.com or goosehead.com/become-a-franchisee.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2023 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com
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